Exhibit 10.120

ASSIGNMENT, ASSUMPTION AND
CONSENT TO ASSIGNMENT OF LEASE AND SUBLEASES

THIS AGREEMENT is made the 26th day of May, 2021 (the “Effective Date”), by and among HP Lumina, LLC, a Texas limited liability company (“Landlord”), Atlantic Postal Services, Inc., a Delaware corporation (“Assignor”) and EVO Transportation & Energy Services, Inc., a Delaware corporation (“Assignee”).

RECITALS:

A.Assignor currently leases from Landlord certain space (the “Premises”) located at 9400 Sprinkle Road, Austin, TX 78754 (the “Property”) pursuant to that certain Master Lease dated as of April 26, 2015 between Edwards Mail Service, Inc., a Texas corporation (“Edwards”), and Landlord (as amended and assigned to Assignor pursuant to that certain Agreement to (A) Assign and Assume Master Lease, (B) Modify Master Lease (C) Assign and Assume Subleases and (D) Resolve Unpaid Lease Payment dated October 4, 2018 among Landlord, Assignor, and Edwards (the “2018 Assignment”), the “Lease”), a true and complete copy of which is attached hereto.

B.Assignor and Assignee have agreed that Assignor should assign, transfer, and deliver to the Assignee, and the Assignee has agreed to acquire and accepts, all of the Assignor’s right, title and interest in and to the Lease.

C.Edwards, by way of the authority granted by the Lease, and Man Logistics, LLC dba Keep Austin Moving, entered into that certain Commercial Lease concerning property located at 9318 Sprinkle Road, Suite A, Austin, TX 78754, with a commencement date of June 1, 2016 (“Sublease A”).

D.Edwards, by way of assignment to Edwards from Landlord, became the sub-landlord under that certain Commercial Lease with Garland Insulating, Inc., a Texas limited partnership, as “Tenant” concerning property located at 9318 Sprinkle Road, Suite B, Austin, TX 78754, with a commencement date of May 1, 2015 (“Subleases B”).

E.Edwards, by way of the authority granted by the Lease, and TexBox, LLC, a Texas limited liability company, entered into that certain Commercial Lease concerning certain property located at 9318 Sprinkle Road, Suite A, Austin, TX 78754, with a commencement date of April 12, 2015 (“Sublease C” and collectively with Sublease A and Sublease B, the “Subleases”).

F.Pursuant to the 2018 Assignment, Edwards agreed to assign, transfer, and deliver to Assignor, and Assignor agreed to acquire and accept, all of Edwards’s right, title and interest in, and obligations pursuant to, the Subleases.

G.Assignor and Assignee have agreed that Assignor should assign, transfer, and deliver to the Assignee, and the Assignee has agreed to acquire and accepts, all of the Assignor’s right, title and interest in and to the Subleases.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the sufficiency of which are hereby acknowledged, the parties agree as follows:

1.Assignment of Lease and Subleases. Assignor hereby conveys and assigns to Assignee from and after the Effective Date hereof all of Assignor’s right, title and interest in, to and under the Lease and the Subleases, subject to the provisions thereof. Assignee hereby assumes and agrees to be bound by all of Assignor’s obligations under the Lease and the Subleases from and after the Effective Date hereof (but not prior to).

2.Consent to Assignment. Landlord hereby consents to the foregoing assignment and assumption and confirms that the Lease is in full force and effect and that there is no breach or default on the part of Assignor now existing or as a consequence of the foregoing assignment and assumption. Landlord agrees to release all obligations and covenants of the Assignor under the Lease from the date hereof.

3.Representations. Assignor hereby represents and warrants to Assignee as follows: (a) Assignor is in compliance in all material respects with the terms and conditions of the Lease and the Subleases; (b) Landlord is in compliance in all material respects with the terms and conditions of the Lease, and the subtenants under the Subleases are in compliance in all material respects with the terms and conditions of the Subleases; (c) neither the Lease nor the Subleases have been amended or modified in any manner as of the date hereof except as described herein; (d) neither Landlord nor Assignor are in default of any of their respective obligations under the Lease, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Assignor thereunder, (e) neither any subtenant nor Assignor are in default of any of their respective obligations under the Subleases, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either any subtenant or Assignor thereunder (f) the Lease and the Subleases are in full force and effect and Assignor has full right and power to assign both the Lease and the Subleases, and (g) there is no assignment (collateral or absolute) of Assignor’s interest under the Lease or the Subleases and no further lease or sublease of the Premises is now in effect, and that, subject to the terms of the Lease and the Subleases, Assignor is the sole and lawful owner and holder of the Lease and the Subleases and the other items assigned and conveyed to Assignee hereunder, and all of such property is unencumbered. Landlord hereby represents and warrants to Assignee that, to the best of its knowledge (a) Assignor and Landlord are in compliance in all material respects with the terms and conditions of the Lease, (b) the Lease has not been amended or modified in any manner as of the date hereof except as described herein, (c) neither Landlord nor Assignor are in default of any of their respective obligations under the Lease, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Assignor thereunder, (d) the Lease is in full force and effect and Assignor has full right and power to assign the Lease.

4.Liability.

a.It is specifically agreed that Assignee shall be responsible to Landlord under the Lease for the discharge and performance of any and all duties and obligations to be performed and/or discharged by the tenant under the Lease arising from and after (but not prior to) the Effective Date. Landlord acknowledges that Assignee is only assuming liabilities and obligations accruing under the Lease from and after the Effective Date and that Assignor remains responsible for all liabilities and obligations accruing under the Lease prior to the Effective Date.

b.It is specifically agreed that Assignor shall remain fully liable to Landlord for the performance of all of the terms, covenants and conditions to be performed and/or discharged by the tenant under the Lease arising prior to (but not from and after) the Effective Date, and Assignor hereby agrees to save, defend, indemnify and hold harmless Assignee from and against any and all demands, claims, causes of action, actions, losses, liabilities, obligations, costs and expenses (including reasonable attorneys’ fees and court costs) arising or accruing as a result of Assignor’s failure to discharge or perform the terms, covenants and conditions to be performed and/or discharged by the tenant under the Lease or the Subleases arising prior to (but not from and after) the Effective Date.

5.Correspondence. Assignor and Assignee each shall notify the other within ten (10) days of receipt of any written claims or demands against such other party related to the Lease and/or the Subleases and provide the other party with copies of all correspondence and documentation related to same.

6.Modifications to Lease. Landlord and Assignee hereby agreed to modify the Lease as follows:

a.Article I, Section 1.01(f) of the Lease is hereby amended to read as follows: 2075 W Pinnacle Peak Rd. Suite 130, Phoenix, AZ 85027, Telephone: 480-591-4393, Email: Tom.Abood@evotransinc.com, with any notices to Tenant being copied to Scott Wheeler, CAO, Email: scott.wheeler@evotransinc.com.

b.Article I, Section 1.01(p) of the Lease is hereby amended and replaced to read as follows: Prepaid Rental (to be applied to first month’s rent): None.

7.Heirs, Assigns and Successors. This Agreement is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

8.Acknowledgement of Understanding and Authority. The parties declare that they have read this Agreement, discussed it with their attorneys, and fully understand its terms; that they have not relied upon or received any representations, statements of fact, or promises from any other party or any other party’s counsel, consultants, or agents, other than the promises set forth herein; and that the persons executing this Agreement in their representative capacities as officers of the signatory party have full authority to do so.

9.Entire Agreement. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by all parties. The Lease and Subleases shall remain in effect and unchanged except as expressly provided herein.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

LANDLORD

HP LUMINA, LLC

By:	Qiuying Han
Its:	Qiuying Han

ASSIGNOR

ATLANTIC POSTAL SERVICES, INC.

By:	/s/ Paul Waters
Its:	Corporate Counsel

ASSIGNEE

EVO TRANSPORTATION & ENERGY SERVICES, INC.

By:	/s/ R. Scott Wheeler
Its:	Chief Administrative Officer

[Signature Page to Assignment, Assumption and Consent to Assignment of Lease and Subleases]